Exhibit 4(a) 16




             GUARANTY AND ACKNOWLEDGMENT AGREEMENT

                 Dated as of November 21, 1996


          ENTERGY CORPORATION, a Delaware corporation
("Entergy"), ENTERGY TECHNOLOGY HOLDING COMPANY, a Delaware corporation ("ETHC"), and THE BANK OF NEW YORK (the "Guaranteed
Party") hereby agree as follows (this Guaranty and Acknowledgment
Agreement being herein referred to as this "Agreement"):



                      W I T N E S S E T H:


          WHEREAS, Bariston Associates, Inc. (the "Seller") is the owner of a certain Promissory Note of ETHC (together with any replacement note issued pursuant to Article I hereof, the "ETHC
Note") dated the date hereof in the principal amount of $38,837,996.35;

          WHEREAS, Seller has agreed to sell to The Bank of New York and The Bank of New York has agreed to purchase from Seller the ETHC Note under the Note Purchase Agreement between Bariston Associates, Inc. and The Bank of New York, dated as of the date hereof (the "Note Purchase Agreement");

          WHEREAS, Seller is the owner of a certain Promissory
Note of ETHC (together with any replacement note issued pursuant to Article I hereof, the "Escrow Note") dated the date hereof in the principal amount of $2,162,003.65;

          WHEREAS, Seller has agreed to sell to The Bank of New
York and The Bank of New York has agreed to purchase from Seller the Escrow Note under the Note Purchase Agreement;

          WHEREAS, it is a condition to the obligation of The Bank of New York to purchase the ETHC Note and the Escrow Note that Entergy guarantee the full and prompt payment of such Notes and that Entergy and ETHC make the additional agreements, acknowledgments, representations and warranties provided for herein;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                           ARTICLE I

                 ISSUANCE OF REPLACEMENT NOTES

          Immediately upon the purchase of the original ETHC Note and the original Escrow Note (together with any replacement notes issued pursuant to this Article I, the "Notes") by the Guaranteed Party pursuant to the Note Purchase Agreement, ETHC agrees to execute and deliver to the Guaranteed Party, against receipt of the original ETHC Note and the original Escrow Note, replacement promissory notes payable to the order of the Guaranteed Party in the form attached hereto as Exhibits A and B (the "ETHC Replacement Note" and the "Escrow Replacement Note," respectively, and together, the "Replacement Notes"). For purposes hereof, all references to the ETHC Note, the Escrow Note and Notes shall be deemed to refer to such ETHC Replacement Note, Escrow Replacement Note and Replacement Notes, respectively.


                           ARTICLE II

                            GUARANTY


          2.1. Entergy irrevocably and unconditionally guarantees to the Guaranteed Party the full and prompt payment, no later than the third Business Day after the giving of notice by the Guaranteed Party to Entergy, of all amounts payable (whether at the Maturity Date, at any Prepayment Date, by acceleration or otherwise) under the Notes by ETHC (all such amounts being herein collectively called the "Guaranteed Obligations"). Entergy understands, agrees and confirms that the Guaranteed Party may enforce this Guaranty up to the full amount of the Guaranteed Obligations against Entergy without proceeding against ETHC, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by Entergy hereunder shall be made as provided herein.

          2.2. (a) The liability of Entergy hereunder is exclusive and independent of any security (if any) for or other guaranty (if any) of the Guaranteed Obligations, and the liability of Entergy hereunder shall not be affected or impaired by (i) any direction as to application of payment by ETHC or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any payment made to the Guaranteed Party on the Guaranteed Obligations which the Guaranteed Party repays to ETHC pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding with respect to ETHC, and Entergy waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          (b) If claim is ever made upon the Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and the Guaranteed Party repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property or (ii) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including Entergy), then and in such event Entergy agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of ETHC, and Entergy shall be and remain liable to the Guaranteed Party for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Guaranteed Party.

          2.3. The obligations of Entergy hereunder are independent of the obligations of any other guarantor or ETHC, and a separate action or actions may be brought and prosecuted against Entergy whether or not an action is brought against any other guarantor or ETHC and whether or not any other guarantor or ETHC be joined in any such action or actions. Entergy waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by ETHC or other circumstance which operates to toll any statute of limitations as to ETHC shall operate to toll the statute of limitations as to Entergy.

          2.4. Except as otherwise provided in the first sentence of Section 2.1 hereof, Entergy hereby waives (to the fullest extent permitted by applicable law) notice of acceptance hereof and notice of any liability to which this Guaranty may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Party against, and any other notice to, any party liable thereon.

          2.5. The Guaranteed Party may at any time and from time to time without the consent of, or notice to, Entergy, without incurring responsibility to Entergy, without impairing or releasing the obligations of Entergy hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those under this Guaranty) incurred directly or indirectly in respect thereof or of this Guaranty, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against ETHC and Entergy or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of ETHC to creditors of ETHC;

          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of ETHC to the Guaranteed Party regardless of what liabilities of ETHC remain unpaid;

          (f) consent to, or waive any breach of, any act, omission or default under the Notes or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement the Notes or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive Entergy of its right to subrogation against ETHC.

          2.6. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of the obligations of ETHC under the Notes or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwith standing the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          2.7. This Guaranty is a continuing guaranty and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Guaranteed Party would otherwise have. No notice to or demand on Entergy in any case shall entitle Entergy to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Guaranteed Party to any other or further action in any circumstances without notice or demand. It is not necessary for the Guaranteed Party to inquire into the capacity or powers of Entergy or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          2.8. Entergy waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Guaranteed Party to: (i) proceed against ETHC, any other guarantor or any other party; (ii) proceed against or exhaust any security held from ETHC, any other guarantor or any other party; or (iii) pursue any other remedy in the Guaranteed Party's power whatsoever. Entergy waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of ETHC, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of ETHC other than payment in full of the Guaranteed Obligations. The Guaranteed Party may, at its election, foreclose on any security held by the Guaranteed Party by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Party may have against Entergy or any other party, or any security, without affecting or impairing in any way the liability of Entergy hereunder except to the extent the Guaranteed Obligations have been paid in full. Entergy waives any defense arising out of any such election by the Guaranteed Party, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Entergy against ETHC or any other party or any security; and

          2.9. Entergy assumes all responsibility for being and keeping itself informed of ETHC's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Entergy assumes and incurs hereunder, and agrees that the Guaranteed Party shall have no duty to advise Entergy of information known to them regarding such circumstances or risks.

                          ARTICLE III

                  Acknowledgement, Acceptance
                 and Waiver of ETHC and Entergy

          Each of ETHC and Entergy (i) acknowledges and accepts the terms of the Note Purchase Agreement and the transactions contemplated thereby, (ii) waives, solely for the benefit of Guaranteed Party, any and all defenses that it may have at any time to the obligations of ETHC under the Notes (or any Replacement Note) and the obligations of Entergy hereunder, including, but not limited to, any such defenses arising under or related to the Stock Purchase Agreement and the transactions contemplated thereby and (iii) agrees that the obligations of ETHC under the Notes (and any Replacement Note) and the obligations of Entergy hereunder are irrevocable and unconditional in accordance with the terms thereof.


                           ARTICLE IV

       Representations and Warranties of ETHC and Entergy

          Each of ETHC and Entergy represents and warrants as of the date hereof to the Guaranteed Party as follows:

          4.1 Existence and Good Standing. Each of ETHC and Entergy is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly registered and qualified to do business in each jurisdiction in which the character of its properties or nature of its businesses requires such registration and qualification. Each of ETHC and Entergy has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and the Notes (and any Replacement Note) and to consummate the transactions contemplated hereby and thereby.

          4.2 Validity of Agreement and Notes. The execution, delivery and performance of this Agreement and the Notes (and any Replacement Note) by each of ETHC and Entergy have been duly authorized by all necessary action on the part of each of ETHC and Entergy. This Agreement and the Notes have been (and any Replacement Note will be) duly executed and delivered by each of ETHC and Entergy and are (or, in the case of any Replacement Note, will be) the valid and legally binding obligations of each of ETHC and Entergy, enforceable against each of ETHC and Entergy in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally or by the availability of equitable remedies. Neither the execution and delivery of this Agreement and the Notes (and any Replacement
Note) nor the compliance by each of ETHC and Entergy with the terms and provisions hereof and thereof will conflict with, constitute a default under or result in a breach by either ETHC or Entergy of any of the terms, conditions or provisions of (i) any law or any rule, ordinance, regulation, order, judgment or decree of any court, arbitrator or governmental instrumentality applicable to either ETHC or Entergy or their respective properties, (ii) the certificate of incorporation or by-laws of either ETHC or Entergy, or (iii) any lien, lease, agreement, contract or instrument to which either ETHC or Entergy is a party or by which either ETHC or Entergy or their respective properties may be bound.

          4.3 Consents. No license, approval, order or authorization of, or registration, filing or declaration with, any governmental or regulatory authority is required to be obtained or made by either ETHC or Entergy on or prior to the date hereof, and all consents of any third party required to be obtained by either ETHC or Entergy, in connection with the execution, delivery and performance of this Agreement and the Notes (and any Replacement Note) by ETHC and Entergy or the consummation of the transactions contemplated hereby have been obtained.

          4.4 Litigation. There is no action, suit, proceeding, investigation, claim or inquiry pending or, to the knowledge of either ETHC or Entergy, threatened which questions the validity of, or, if adversely determined, would materially adversely affect either ETHC's or Entergy's performance of, this Agreement or the Notes (or any Replacement Note) or the transactions contemplated hereby or thereby.


                           ARTICLE V

                 Covenants of ETHC and Entergy

     Affirmative Covenants

          So long as the Notes or any amount payable by either
ETHC or Entergy hereunder or thereunder shall remain unpaid, each of ETHC and Entergy shall, unless the Guaranteed Party shall otherwise consent in writing:

          1.     Keep Books; Corporate Existence; Maintenance of
Properties; Compliance with Laws; Insurance; Taxes.

          (a) keep proper books of record and account, all in accordance with generally accepted accounting principles;

          (b) except as otherwise permitted by Section 5.5 under the caption "Negative Covenants" below, preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

          (c) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and, from time to time, make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

          (d) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or its property except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

          (e) maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks, and subject to such retentions or deductibles, as is usually carried by companies engaged in similar businesses and owning similar properties, and furnish to the Guaranteed Party, within a reasonable time after written request therefor, such information as to the insurance carried as the Guaranteed Party may reasonably request; and

          (f) pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings.

          5.2. ETC Status. Take all actions (including obtaining any required determinations, consents and approvals) required to maintain at all times the status of ETHC as, and, in the case of ETHC, engage, and cause each of its subsidiaries to engage, only in the businesses permitted to be engaged in by, an "exempt telecommunications company" within the meaning of section 34(a)(1) of PUHCA.

          5.3.  Reporting Requirements.  Furnish to the
Guaranteed Party:

          (a) as soon as available and in any event within 60 days after the end of each of, in the case of Entergy, the first three quarters of each fiscal year of Entergy and, in the case of ETHC, the four quarters of each fiscal year of ETHC, (A) consolidated balance sheets of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the duly authorized officer of Entergy as having been prepared in accordance with generally accepted accounting principles, consistently applied;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of Entergy, a copy of the annual report for such year for Entergy and its subsidiaries, containing consolidated financial statements for such year certified by Coopers & Lybrand (or such other nationally recognized public accounting firm as the Guaranteed Party may approve), and certified by a duly authorized officer of Entergy as having been prepared in accordance with generally accepted accounting principles, consistently applied;

          (c) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Entergy and within 120 days after the end of the fiscal year of Entergy, a certificate of the duly authorized officer of Entergy, stating that no Prepayment Event or Event of Default has occurred and is continuing or, if a Prepayment Event or Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that Entergy has taken and proposes to take with respect thereto;

          (d) as soon as possible and in any event within five days after either ETHC or Entergy has knowledge of the occurrence of each Prepayment Event, Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, a statement of the duly authorized officer of ETHC or Entergy, as the case may be, setting forth details of such Prepayment Event, Event of Default or event, as the case may be, and the actions that either or both of ETHC and Entergy have taken and propose to take with respect thereto;

          (e) as soon as possible and in any event within five days after the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, Entergy or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of either ETHC or Entergy, notice of such litigation, arbitration or proceeding describing in reasonable detail the facts and circumstances concerning such litigation, arbitration or proceeding and Entergy's or such subsidiary's proposed actions in connection therewith;

          (f) promptly after the sending or filing thereof, copies of all reports that Entergy sends to its securities holders, and copies of all reports and registration statements that Entergy files with the SEC or any national securities exchange pursuant to the Securities Act of 1933 or the Exchange Act, of all certificates (if any) pursuant to Rule 24 that either ETHC or Entergy files with the SEC pursuant to PUHCA having relevancy to the Notes, and of all applications and other filings made to or with the FCC or the SEC pursuant to Section 34 of PUHCA or otherwise having relevancy to the Notes;

          (g) as soon as possible and in any event (A) within 30 days after Entergy knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any ERISA Plan has occurred and (B) within 10 days after Entergy knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of Entergy describing such ERISA Termination Event and the action, if any, that Entergy proposes to take with respect thereto;

          (h) promptly and in any event within two Business Days after receipt thereof by Entergy from the PBGC, copies of each notice received by Entergy in respect of the PBGC's intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

          (i) promptly, if requested by the Guaranteed Party, copies of the then current Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA
Plan;

          (j) promptly and in any event within five Business Days after receipt thereof by Entergy from a Multiemployer Plan sponsor, a copy of each notice received by Entergy concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

          (k)  promptly and in any event within five Business
Days after Moody's or S&P has changed any Senior Debt Rating of any Significant Subsidiary, notice of such change; and

          (l) such other information respecting the condition or operations, financial or otherwise, of ETHC, Entergy, any Significant Subsidiary or any subsidiary of ETHC as the Guaranteed Party may from time to time reasonably request.


                       Negative Covenants

          So long as the Notes or any amount payable by either
ETHC of Entergy hereunder or thereunder shall remain unpaid, Entergy shall not, without the written consent of the Guaranteed
Party:

          5.4. Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of Entergy's Significant Subsidiaries or of New Orleans) or ETHC's properties, in each case to secure or provide for the payment of Debt, other than: (i) Liens in existence on the date hereof; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which ETHC or Entergy, as the case may be, has provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles; (iii) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to ETHC or Entergy, as the case may be; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by Entergy or ETHC in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate for both ETHC and Entergy, shall not exceed $50,000,000 at any one time outstanding, (viii) other Liens not otherwise referred to in the foregoing clauses (i) through (vii) above, provided that such Liens, in the aggregate for both ETHC and Entergy, shall not exceed $100,000,000 at any one time and no such Lien on any of the properties or assets of ETHC shall secure or provide for the payment of Debt of ETHC or Entergy and (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien permitted pursuant to the foregoing clauses (i) through
(viii) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no Lien permitted under the foregoing clauses (i) through (ix) shall be placed upon any shares of any class of equity security of any Significant Subsidiary or of New Orleans unless the obligations of ETHC and Entergy to the Guaranteed Party hereunder are simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Guaranteed Party.

          5.5. Mergers, Etc. Merge with or into or consolidate with or into any other Person, or permit ETHC to do so, except that either ETHC or Entergy may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) ETHC or Entergy, as the case may be, is the surviving corporation or (A) the surviving corporation shall be organized under the laws of one of the states of the United States of America and shall assume ETHC's or Entergy's, as the case may be, obligations hereunder in a manner acceptable to the Guaranteed Party, and (B) after giving effect to such merger, the Senior Debt Ratings of the two Significant Subsidiaries (other than
SERI) having the highest Senior Debt Ratings shall be at least BBB- and Baa3, (ii) no event shall have occurred and be continuing that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and
(iii) ETHC or Entergy, as the case may be, shall not be liable with respect to any Debt or allow its property to be subject to any Lien that would not be permissible with respect to it or its property hereunder on the date of such transaction.

          5.6. Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of any Significant Subsidiary or of New Orleans, or permit any Significant Subsidiary or New Orleans to issue, sell or otherwise dispose of any of its shares of voting common stock (or of stock or other instruments convertible into voting common stock), except to Entergy or a Significant Subsidiary.

          5.7. Limitation on Debt. Permit the total principal amount of all Debt of Entergy and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of Entergy; provided, however, that for purposes of this Section 5.7, "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures and (ii) any Debt of any subsidiary of Entergy that is Non-Recourse Debt.

                           ARTICLE VI

                         Miscellaneous


          6.1 Expenses; Indemnification. (a) ETHC and Entergy hereby agree, jointly and severally, to pay all costs and expenses incurred by the Guaranteed Party in connection with the preparation, execution, delivery, administration, enforcement or attempted enforcement of this Agreement, the ETHC Note, the Escrow Note, the Note Purchase Agreement, the Seller Note and any other instruments or documents which may be delivered in connection with this Agreement, the ETHC Note, the Escrow Note, the Note Purchase Agreement or the Seller Note including, but not limited to, the reasonable fees and expenses of counsel to the Guaranteed Party.

          (b) ETHC and Entergy hereby agree, jointly and severally, to indemnify and hold the Guaranteed Party and its Affiliates and its officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any person or entity by reason of or in connection with the execution, delivery or performance of this Agreement, the ETHC Note, the Escrow Note, the Note Purchase Agreement, the Seller Note and any other instruments or documents which may be delivered in connection with this Agreement, the ETHC Note, the Escrow Note, the Note Purchase Agreement or the Seller Note or any transaction contemplated thereby, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The obligations of each of ETHC and Entergy under this Section 6.1(b) shall survive the repayment of all amounts owing to the Guaranteed Party, in such capacity or otherwise, under this Agreement and the Notes. If and to the extent that the obligations of ETHC and Entergy under this Section 6.1(b) are unenforceable for any reason, ETHC and Entergy agree, jointly and severally, to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

          6.2 Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement, in whole or in part, or any of their respective rights, interests or obligations hereunder, without the prior written consent of the other parties. Any amendments or supplements to this Agreement must be made in writing and duly executed by each of the parties hereto.

          6.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one instrument.

          6.4 Governing Law. The rights and duties of Guaranteed Party, ETHC and Entergy shall, pursuant to New York
General Obligations Law Section 5-1401, be governed by the law of the State of New York.





                           ARTICLE VI

                          Definitions


          As used herein, the following terms shall have the following meanings:

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "Arkansas" means Entergy Arkansas, Inc. (formerly
Arkansas Power & Light Company), an Arkansas corporation.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

          "Capitalization" means, as of any date of determination, with respect to Entergy and its subsidiaries determined on a consolidated basis, an amount equal to the sum of
(i) the total principal amount of all Debt of Entergy and its subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of Entergy and its subsidiaries outstanding on such date.

          "Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of Entergy and its subsidiaries appearing on a consolidated balance sheet of Entergy and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recently audited financial statements of Entergy, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

          "Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business),
(v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Entergy" means Entergy Corporation.

          "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

          "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

          "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (1) the withdrawal of Entergy or any of its ERISA Affiliates from an ERISA Plan during a plan year in which Entergy or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (2) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (3) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (4) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

          "Escrow Note" means the Promissory Note, dated the date hereof, issued by ETHC to Bariston Associates, Inc. in the principal amount of $2,162,003.65 and the Escrow Replacement Note issued pursuant to Article I hereof.

          "Escrow Replacement Note" means the replacement note issued pursuant to Article I hereof against receipt of the original Escrow Note.

          "ETHC Note" means the Promissory Note, dated the date hereof, issued by ETHC to Bariston Associates, Inc. in the principal amount of $38,837,996.35 and the ETHC Replacement Note issued pursuant to Article I hereof.

          "ETHC Replacement Note" means the replacement note issued pursuant to Article I hereof against receipt of the original ETHC Note.

          "ETHC" means Entergy Technology Holding Company.

          "Event of Default" has the meaning specified in the ETHC Replacement Note under the caption "Events of Default".

          "FCC" means the United States Federal Communications
Commission.

          "Guaranty" means the guaranty by Entergy provided herein.

          "Guaranteed Obligations" has the meaning specified in
Section 2.1 hereof.

          "Guaranteed Party" means The Bank of New York, a New
York banking corporation.

          "Guaranty Obligations" means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Gulf States" means Entergy Gulf States, Inc. (formerly
Gulf States Utilities Company), a Texas corporation.

          "Junior Subordinated Debentures" means any junior subordinated deferrable interest debentures issued by any of the Significant Subsidiaries and New Orleans from time to time.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes hereof, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Louisiana" means Entergy Louisiana, Inc. (formerly
Louisiana Power & Light Company), a Louisiana corporation.

          "Maturity Date" means the date which is the fourth anniversary of the date hereof.

          "Mississippi" means Entergy Mississippi, Inc. (formerly
Mississippi Power & Light Company), a Mississippi corporation.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Entergy or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "New Orleans" means Entergy New Orleans, Inc. (formerly
New Orleans Public Service Inc.), a Louisiana corporation.

          "Non-Recourse Debt" means any Debt of any subsidiary of Entergy that does not also constitute Debt of Entergy, any Significant Subsidiary or New Orleans.

          "Note Purchase Agreement" means the Note Purchase
Agreement, dated as of the date hereof, between Bariston
Associates, Inc. and The Bank of New York, as amended from time to time.

          "Notes" means the ETHC Note and the Escrow Note.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prepayment Date" shall have the meaning ascribed to that term in the ETHC Replacement Note.

          "Prepayment Event" shall have the meaning ascribed to that term in the ETHC Replacement Note.

          "PUHCA" means the Public Utility Holding Company Act of
1935, as amended.

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "S&P" means Standard & Poor's Rating Group or any successor thereto.

          "SEC" means the United States Securities and Exchange
Commission.

          "Seller" means Bariston Associates, Inc.

          "Seller Note" means the Demand Promissory Note, dated the date hereof, issued by Bariston Associates, Inc. to The Bank of New York.

          "Senior Debt Rating" means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.

          "SERI" means Systems Energy Resources, Inc., an
Arkansas corporation.

          "Significant Subsidiary" means Arkansas, Gulf States, Louisiana, Mississippi and SERI, and any other domestic regulated utility subsidiary of Entergy: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total consolidated assets of Entergy and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of Entergy and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of Entergy and its subsidiaries.

          "Stock Purchase Agreement" means a certain stock purchase agreement among Seller, ETHC and certain other parties.

          "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain the working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              THE BANK OF NEW YORK


                              By:______________________________
                                 Name:
                                 Title:


                              ENTERGY TECHNOLOGY HOLDING COMPANY


                              By:______________________________
                                 Name:
                                 Title:


                              ENTERGY CORPORATION


                              By:______________________________
                                 Name:
                                 Title:

                                                       EXHIBIT A
                                   FORM OF ETHC REPLACEMENT NOTE


                         PROMISSORY NOTE


$[_________]                                    ___________, 1996


          FOR VALUE RECEIVED, ENTERGY TECHNOLOGY HOLDING COMPANY ("ETHC") hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank"), on the Maturity Date (as defined below), in such manner and to such account as the Bank shall designate, in lawful money of the United States of America, in immediately available funds, the principal amount of [_____________________].

          ETHC shall pay interest on the unpaid principal amount hereof for each day, in like money and funds and in such manner and to such designated account, at a rate per annum equal to __%, such interest to be payable (i) quarterly in arrears on each February 21, May 21, August 21 and November 21, until the Maturity Date, (ii) when the principal amount hereof shall be due (whether on the Maturity date, upon acceleration or otherwise) and (iii) on the date of any prepayment hereof. Overdue principal and, to the extent permitted under applicable law, interest shall bear interest for each day from the due date thereof until paid in full at a rate per annum equal to (i) the rate of interest otherwise payable hereunder plus (ii) 2%, such interest to be payable on demand. Interest shall be computed on the basis of a year of 360 days consisting of twelve 30 day months.

          This Promissory Note is entitled to the benefits of the Guaranty provided in the Guaranty Agreement (as defined below).

          Except as hereinafter provided in the following two sentences, this Promissory Note may not be prepaid. ETHC may prepay this Promissory Note, in whole but not in part, at any time at the applicable Prepayment Price (as defined below), provided, however, that no such prepayment may be made unless ETHC shall have simultaneously prepaid the Escrow Replacement
Note in the manner provided for therein. The Bank shall have the right, on not less than five days' prior written notice to ETHC, to require ETHC to prepay this Promissory Note on any Prepayment Date at the applicable Prepayment Price. The Prepayment Price payable in connection with any such prepayment shall be paid no later than 1:00 p.m. (New York time) in such manner and to such account as the Bank shall designate, in lawful money of the United States of America, in immediately available funds.

          Whenever any payment to be made pursuant hereto shall be due on a day that is not a Business Day (as defined below), such payment shall be made on the next succeeding business day, and any such extension of time shall be included in computing interest, if any, with respect to such payment.

          Presentment, protest and notice of dishonor are hereby waived by ETHC.


                      EVENTS OF DEFAULT

          Each of the following events shall constitute an "Event of Default" hereunder:

          1. ETHC shall fail to pay interest on any amount payable under this Promissory Note or the Escrow Replacement Note within three Business Days after such interest becomes due and payable; or

          2. Any representation or warranty made by either ETHC or Entergy or any of its officers in the Guaranty Agreement or otherwise in connection with this Promissory Note shall prove to have been incorrect or misleading in any material respect when made; or

          3. Either ETHC or Entergy shall fail to perform or observe (i) any term, covenant or agreement contained in Section
5.2 under the caption "Affirmative Covenants" of the Guaranty Agreement or in any paragraph under the caption "Negative Covenants" therein or (ii) any other term, covenant or agreement contained in the Guaranty Agreement (and not otherwise addressed in this paragraph 3) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to ETHC or Entergy, as the case may be, by the Bank; or

          4. Either Entergy or ETHC shall assert or shall have instituted any proceeding seeking to establish that the Guaranty
Agreement is unenforceable or invalid in any material respect;

          5. Either ETHC or Entergy shall default in any obligation in any interest rate swap agreement or other hedging agreement between ETHC and the Guaranteed Party entered into in connection with or otherwise related to this Promissory Note;

          6. (i) Either ETHC or Entergy shall fail to pay any principal of or premium or interest on any Debt of such Person that is outstanding in a principal amount, together with the principal amount of all other Debt with respect to which such a failure by either ETHC or Entergy shall have occurred and be continuing, in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by this Promissory Note) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) any default shall exist under any agreement pursuant to which a lender has, or lenders have, committed to lend a principal amount in excess of $50,000,000 to ETHC or Entergy; or

          7. ETHC, Entergy, any Significant Subsidiary or New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against ETHC or Entergy, any Significant Subsidiary or New Orleans seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or ETHC, Entergy, any Significant Subsidiary or New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this paragraph 7; or

          8. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against ETHC or Entergy and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          9. (i) An ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or
(ii) an ERISA Plan of Entergy or any ERISA Affiliate of Entergy is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) Entergy or any ERISA Affiliate of Entergy has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event (if correctable) shall not have been corrected and (B) the then present value of such ERISA Plan's vested benefits exceeds the then current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          10.  Entergy shall at any time fail to own and control
100% of the outstanding capital stock of, and other equity interests in, ETHC.


        RIGHTS UPON PREPAYMENT EVENT OR EVENT OF DEFAULT

          If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Bank may, by notice to ETHC and Entergy, declare all amounts owing by ETHC under this Promissory Note to be forthwith due and payable in an amount equal to the applicable Prepayment Price, whereupon all such amounts shall become and be forthwith due and payable in an amount equal to the applicable Prepayment Price, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by ETHC and Entergy; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to either of ETHC or Entergy, any Significant Subsidiary or New Orleans under the Federal Bankruptcy Code, all amounts owing by ETHC under this Promissory Note shall automatically become and be due and payable in an amount equal to the applicable Prepayment Price, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by ETHC and Entergy.



                          DEFINITIONS

          "Arkansas" means Entergy Arkansas, Inc. (formerly
Arkansas Power & Light Company), an Arkansas corporation.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

          "Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of Entergy and its subsidiaries appearing on a consolidated balance sheet of Entergy and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recently audited financial statements of Entergy, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

          "Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business),
(v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Entergy" means Entergy Corporation.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

          "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

          "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (1) the withdrawal of Entergy or any of its ERISA Affiliates from an ERISA Plan during a plan year in which Entergy or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (2) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (3) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (4) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

          "Escrow Note" means the Promissory Note issued by ETHC to Bariston Associates, Inc., dated the date hereof, in the principal amount of $[__________].

          "Escrow Replacement Note" means the Promissory Note, dated the date hereof, issued by ETHC to The Bank of New York against receipt of the original Escrow Note, pursuant to Article
I of the Guaranty Agreement.

          "ETHC" means Entergy Technology Holding Company.

          "Event of Default" has the meaning specified herein under the caption "Events of Default".

          "Guaranteed Party" means The Bank of New York, a New
York banking corporation.

          "Guaranty" means the guaranty by Entergy provided in the Guaranty Agreement.

          "Guaranty Agreement" means the Guaranty and Acknowledgment Agreement, dated as of the date hereof, among the Guaranteed Party, ETHC and Entergy.

          "Guaranty Obligations" means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Gulf States" means Entergy Gulf States, Inc. (formerly
Gulf States Utilities Company), a Texas corporation.

          "Louisiana" means Entergy Louisiana, Inc. (formerly
Louisiana Power & Light Company), a Louisiana corporation.

          "Maturity Date" means the date which is the fourth anniversary of the date hereof.

          "Mississippi" means Entergy Mississippi, Inc. (formerly
Mississippi Power & Light Company), a Mississippi corporation.

          "New Orleans" means Entergy New Orleans, Inc. (formerly
New Orleans Public Service Inc.), a Louisiana corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prepayment Date" means (i) the first anniversary of the date hereof and each semi-annual anniversary thereof and occurring thereafter and (ii) any date on which a material change (as determined by the Bank) in the character or extent of the business or assets of ETHC shall have occurred, including, but not limited to, a material acquisition or disposition by ETHC, and any date following any such occurrence.

          "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of either ETHC or Entergy or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          "Prepayment Price" means, with respect to any prepayment hereof or acceleration of the maturity hereof as provided above under the caption "Rights Upon Prepayment Event or Event of Default", the sum, determined as of the date of such prepayment or acceleration, of (a) the amount of accrued and unpaid interest on this Promissory Note through but excluding the date of prepayment or payment upon acceleration, as the case may be, and (b) the present value, based on the yield to maturity of U.S. Dollar Libor swaps having payment dates comparable to the payment dates for principal of and interest on this Promissory Note, of the unpaid principal amount of this Promissory Note to be paid on the Maturity Date hereof and interest on such principal amount, to be paid quarterly as provided in this Promissory Note, for the period from and including the date of prepayment or acceleration through but excluding the Maturity Date as determined by the Bank in its sole discretion, such determination to be conclusive absent manifest error.

          "Promissory Note" means this Promissory Note.

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "SERI" means Systems Energy Resources, Inc., an
Arkansas corporation.

          "Significant Subsidiary" means Arkansas, Gulf States, Louisiana, Mississippi and SERI, and any other domestic regulated utility subsidiary of Entergy: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total consolidated assets of Entergy and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of Entergy and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of Entergy and its subsidiaries.

          "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain the working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.


                         MISCELLANEOUS


          No delay by the Bank in exercising any right with respect to any of the obligations evidenced hereby shall operate as a waiver thereof, nor shall the exercise of any right with respect to such obligations waive or preclude the later exercise of any other right with respect to such obligations or the later exercise of any right with respect to any other obligations evidenced hereby.

          Any notice to ETHC or Entergy to be given hereunder or in connection herewith shall be in writing and shall be sent by mail to 639 Loyola Avenue, New Orleans, Louisiana, 70113, Mail Stop L-ENT-15E, Attention: Vice President and Treasurer, or by telecopier to (504) 576-4455.


          The rights and duties of the Bank (and its successors and assigns) and ETHC under this Promissory Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.


                              ENTERGY TECHNOLOGY HOLDING COMPANY


                              By__________________________
                                Name:
                                Title:

                                                        EXHIBIT B
                                  FORM OF ESCROW REPLACEMENT NOTE



                         PROMISSORY NOTE



$[__________]                                   ___________, 1996


          FOR VALUE RECEIVED, ENTERGY TECHNOLOGY HOLDING COMPANY ("ETHC") hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank"), on the Maturity Date (as defined below), in such manner and to such account as the Bank shall designate, in lawful money of the United States of America, in immediately available funds, the principal amount of [_____________________].

          ETHC shall pay interest on the unpaid principal amount hereof for each day, in like money and funds and in such manner and to such designated account, at a rate per annum equal to __%, such interest to be payable (i) quarterly in arrears on each February 21, May 21, August 21 and November 21, until the Maturity Date, (ii) when the principal amount hereof shall be due (whether on the Maturity date, upon acceleration or otherwise) and (iii) on the date of any prepayment hereof. Overdue principal and, to the extent permitted under applicable law, interest shall bear interest for each day from the due date thereof until paid in full at a rate per annum equal to (i) the rate of interest otherwise payable hereunder plus (ii) 2%, such interest to be payable on demand. Interest shall be computed on the basis of a year of 360 days consisting of twelve 30 day months.

          This Promissory Note is entitled to the benefits of the Guaranty provided in the Guaranty Agreement (as defined below).

          Except as hereinafter provided in the following two sentences, this Promissory Note may not be prepaid. ETHC may prepay this Promissory Note, in whole but not in part, at any time at the applicable Prepayment Price (as defined below), provided, however, that no such prepayment may be made unless ETHC shall have simultaneously prepaid the ETHC Replacement Note in the manner provided for therein. The Bank shall have the right, on not less than five days' prior written notice to ETHC, to require ETHC to prepay this Promissory Note on any Prepayment Date at the applicable Prepayment Price. The Prepayment Price payable in connection with any such prepayment shall be paid no later than 1:00 p.m. (New York time) in such manner and to such account as the Bank shall designate, in lawful money of the United States of America, in immediately available funds.

          Whenever any payment to be made pursuant hereto shall be due on a day that is not a Business Day (as defined below), such payment shall be made on the next succeeding business day, and any such extension of time shall be included in computing interest, if any, with respect to such payment.

          Presentment, protest and notice of dishonor are hereby waived by ETHC.


                      EVENTS OF DEFAULT

          Each of the following events shall constitute an "Event of Default" hereunder:

          1. ETHC shall fail to pay interest on any amount payable under this Promissory Note or the ETHC Replacement Note within three Business Days after such interest becomes due and payable; or

          2. Any representation or warranty made by either ETHC or Entergy or any of its officers in the Guaranty Agreement or otherwise in connection with this Promissory Note shall prove to have been incorrect or misleading in any material respect when made; or

          3. Either ETHC or Entergy shall fail to perform or observe (i) any term, covenant or agreement contained in Section
5.2 under the caption "Affirmative Covenants" of the Guaranty Agreement or in any paragraph under the caption "Negative Covenants" therein or (ii) any other term, covenant or agreement contained in the Guaranty Agreement (and not otherwise addressed in this paragraph 3) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to ETHC or Entergy, as the case may be, by the Bank; or

          4. Either Entergy or ETHC shall assert or shall have instituted any proceeding seeking to establish that the Guaranty
Agreement is unenforceable or invalid in any material respect;

          5. Either ETHC or Entergy shall default in any obligation in any interest rate swap agreement or other hedging agreement between ETHC and the Guaranteed Party entered into in connection with or otherwise related to this Promissory Note;

          6. (i) Either ETHC or Entergy shall fail to pay any principal of or premium or interest on any Debt of such Person that is outstanding in a principal amount, together with the principal amount of all other Debt with respect to which such a failure by either ETHC or Entergy shall have occurred and be continuing, in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by this Promissory Note) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) any default shall exist under any agreement pursuant to which a lender has, or lenders have, committed to lend a principal amount in excess of $50,000,000 to ETHC or Entergy; or

          7. ETHC, Entergy, any Significant Subsidiary or New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against ETHC or Entergy, any Significant Subsidiary or New Orleans seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or ETHC, Entergy, any Significant Subsidiary or New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this paragraph 7; or

          8. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against ETHC or Entergy and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          9. (i) An ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or
(ii) an ERISA Plan of Entergy or any ERISA Affiliate of Entergy is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) Entergy or any ERISA Affiliate of Entergy has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event (if correctable) shall not have been corrected and (B) the then present value of such ERISA Plan's vested benefits exceeds the then current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          10.  Entergy shall at any time fail to own and control
100% of the outstanding capital stock of, and other equity interests in, ETHC.


        RIGHTS UPON PREPAYMENT EVENT OR EVENT OF DEFAULT

          If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Bank may, by notice to ETHC and Entergy, declare all amounts owing by ETHC under this Promissory Note to be forthwith due and payable in an amount equal to the applicable Prepayment Price, whereupon all such amounts shall become and be forthwith due and payable in an amount equal to the applicable Prepayment Price, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by ETHC and Entergy; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to either of ETHC or Entergy, any Significant Subsidiary or New Orleans under the Federal Bankruptcy Code, all amounts owing by ETHC under this Promissory Note shall automatically become and be due and payable in an amount equal to the applicable Prepayment Price, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by ETHC and Entergy.



                          DEFINITIONS

          "Arkansas" means Entergy Arkansas, Inc. (formerly
Arkansas Power & Light Company), an Arkansas corporation.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

          "Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of Entergy and its subsidiaries appearing on a consolidated balance sheet of Entergy and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recently audited financial statements of Entergy, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

          "Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business),
(v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Entergy" means Entergy Corporation.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

          "ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

          "ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

          "ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (1) the withdrawal of Entergy or any of its ERISA Affiliates from an ERISA Plan during a plan year in which Entergy or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (2) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (3) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (4) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

          "ETHC" means Entergy Technology Holding Company.

          "ETHC Note" means the Promissory Note issued by ETHC to Bariston Associates, Inc., dated the date hereof, in the principal amount of $[__________].

          "ETHC Replacement Note" means the Promissory Note, dated the date hereof, issued by ETHC to The Bank of New York against receipt of the original ETHC Note, pursuant to Article I of the Guaranty Agreement.

          "Event of Default" has the meaning specified herein under the caption "Events of Default".

          "Guaranteed Party" means The Bank of New York, a New
York banking corporation.

          "Guaranty" means the guaranty by Entergy provided in the Guaranty Agreement.

          "Guaranty Agreement" means the Guaranty and Acknowledgment Agreement, dated as of the date hereof, among the Guaranteed Party, ETHC and Entergy.

          "Guaranty Obligations" means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Gulf States" means Entergy Gulf States, Inc. (formerly
Gulf States Utilities Company), a Texas corporation.

          "Louisiana" means Entergy Louisiana, Inc. (formerly
Louisiana Power & Light Company), a Louisiana corporation.

          "Maturity Date" means the date which is the fourth anniversary of the date hereof.

          "Mississippi" means Entergy Mississippi, Inc. (formerly
Mississippi Power & Light Company), a Mississippi corporation.

          "New Orleans" means Entergy New Orleans, Inc. (formerly
New Orleans Public Service Inc.), a Louisiana corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prepayment Date" means (i) the first anniversary of the date hereof and each semi-annual anniversary thereof and occurring thereafter and (ii) any date on which a material change (as determined by the Bank) in the character or extent of the business or assets of ETHC shall have occurred, including, but not limited to, a material acquisition or disposition by ETHC, and any date following any such occurrence.

          "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of either ETHC or Entergy or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          "Prepayment Price" means, with respect to any prepayment hereof or acceleration of the maturity hereof as provided above under the caption "Rights Upon Prepayment Event or Event of Default", the sum, determined as of the date of such prepayment or acceleration, of (a) the amount of accrued and unpaid interest on this Promissory Note through but excluding the date of prepayment or payment upon acceleration, as the case may be, and (b) the present value, based on the yield to maturity of U.S. Dollar Libor swaps having payment dates comparable to the payment dates for principal of and interest on this Promissory Note, of the unpaid principal amount of this Promissory Note to be paid on the Maturity Date hereof and interest on such principal amount, to be paid quarterly as provided in this Promissory Note, for the period from and including the date of prepayment or acceleration through but excluding the Maturity Date as determined by the Bank in its sole discretion, such determination to be conclusive absent manifest error.

          "Promissory Note" means this Promissory Note.

          "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

          "SERI" means Systems Energy Resources, Inc., an
Arkansas corporation.

          "Significant Subsidiary" means Arkansas, Gulf States, Louisiana, Mississippi and SERI, and any other domestic regulated utility subsidiary of Entergy: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total consolidated assets of Entergy and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of Entergy and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of Entergy and its subsidiaries.

          "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain the working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.


                         MISCELLANEOUS


          No delay by the Bank in exercising any right with respect to any of the obligations evidenced hereby shall operate as a waiver thereof, nor shall the exercise of any right with respect to such obligations waive or preclude the later exercise of any other right with respect to such obligations or the later exercise of any right with respect to any other obligations evidenced hereby.

          Any notice to ETHC or Entergy to be given hereunder or in connection herewith shall be in writing and shall be sent by mail to 639 Loyola Avenue, New Orleans, Louisiana, 70113, Mail Stop L-ENT-15E, Attention: Vice President and Treasurer, or by telecopier to (504) 576-4455.


          The rights and duties of the Bank (and its successors and assigns) and ETHC under this Promissory Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.


                              ENTERGY TECHNOLOGY HOLDING COMPANY


                              By__________________________
                                Name:
                                Title: